UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 20th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)

(646) 710-3417
(Registrant’s telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Acquisition (as defined below) pursuant to the Share Purchase Agreement (the “Purchase Agreement”), dated as of May 1, 2024, by and among Shutterstock, Inc. (the “Company”), Garnett-Saunders Pty Ltd, Draconis Holdings Pty Ltd and Ta’eed Felah Pty Ltd (collectively, the “Sellers”) and Shutterstock AUS EMU Pty Ltd., a wholly owned indirect subsidiary of the Company (“Purchaser”).

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2024 (the “Effective Date”), the Company entered into an amended and restated credit agreement (the “A&R Credit Agreement”) among the Company, as borrower, certain direct and indirect subsidiaries of the Company as guarantors, the lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders. The A&R Credit Agreement provides for a five-year (i) senior unsecured term loan facility in an aggregate principal amount of $125.0 million and (ii) senior unsecured revolving credit facility in an aggregate principal amount of $250.0 million. The A&R Credit Agreement provides for a letter of credit subfacility and a swingline facility.

At the Company’s option, loans under the A&R Credit Agreement accrue interest at a per annum rate based on either (i) the base rate plus a margin ranging from 0.375% to 0.750%, determined based on the Company’s consolidated net leverage ratio or (ii) the Term SOFR rate (for interest periods of 1, 3 or 6 months) plus a margin ranging from 1.375% to 1.750%, determined based on the Company’s consolidated net leverage ratio, plus a credit spread adjustment of 0.100%. The Company is also obligated to pay other customary closing fees, commitment fees and letter of credit fees for a facility of this size and type.

On the Effective Date, the Company borrowed $280 million under the A&R Credit Agreement for use in connection with the acquisition described under Item 2.01 of this Current Report on Form 8-K and for general corporate purposes.

The A&R Credit Agreement contains customary affirmative and negative covenants, including, without limitation, covenants limiting the ability of the Company and its subsidiaries to, among other things, incur debt, grant liens, undergo certain fundamental changes, make investments, make certain restricted payments, dispose of assets, enter into transactions with affiliates, and enter into burdensome agreements, in each case, subject to limitations and exceptions set forth in the A&R Credit Agreement. The Company is also required to maintain compliance with a consolidated leverage ratio and a consolidated interest coverage ratio, in each case, determined in accordance with the terms of the A&R Credit Agreement.

The A&R Credit Agreement also contains customary events of default that include, among other things, certain payment defaults, cross defaults to other indebtedness, inaccuracy of representations and warranties, covenant defaults, change of control defaults, judgment defaults, and bankruptcy and insolvency defaults. If an event of default exists, the Administrative Agent on behalf of the lenders may require immediate payment of all obligations under the A&R Credit Agreement and may exercise certain other rights and remedies provided for under the A&R Credit Agreement, the other loan documents and applicable law. Under certain circumstances, a default interest rate will apply to certain obligations during the existence of an event of default under the A&R Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate.

The foregoing description of the A&R Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the A&R Credit Agreement, which is attached as Exhibit 10.1 hereto and is hereby incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On the Effective Date, the Company consummated the previously announced acquisition contemplated by the Purchase Agreement, pursuant to which the Sellers sold, and Purchaser purchased (the “Acquisition”), all of the issued and outstanding capital stock of Envato Pty Ltd.

The aggregate consideration payable by the Company in connection with the Acquisition, after customary working capital and other adjustments in accordance with the terms of the Purchase Agreement was approximately $250 million.

The material terms of the Purchase Agreement were previously reported in Item 1.01 of the Current Report on Form 8-K filed on May 2, 2024 with the U.S. Securities and Exchange Commission.  The foregoing summary does not purport to be complete and is subject to, and is qualified in its entirety by, the full text, terms and conditions of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on May 2, 2024 and incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On July 22, 2024, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Items 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)         Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

2.1	Stock Purchase Agreement, dated May 1, 2024 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on May 2, 2024).

10.1
Amended and Restated Credit Agreement, dated as of July 22, 2024, by and among Shutterstock, Inc., as borrower, certain subsidiary guarantors, certain financial institutions, as lenders and Bank of America, N.A., as administrative agent for such lenders.

99.1	Press release titled “Shutterstock Completes Acquisition of Envato”, dated July 22, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

FORWARD-LOOKING STATEMENTS

This Form 8-K including the exhibits attached hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding the Acquisition, guidance, industry prospects, future business, future results of operations or financial condition, new or planned features, products or services, management strategies and our competitive position. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, the effects of disruption to our businesses; the impact of transaction costs related to the Acquisition; our ability to achieve the anticipated benefits from the Acquisition; our ability to effectively integrate the acquired operations into our operations; our ability to retain and hire key target personnel; the effects of any unknown liabilities; and the risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained in this Form 8-K and the exhibits attached hereto. The forward-looking statements contained in this Form 8-K and the exhibits attached hereto are made only as of this date or the date made and the Company assumes no obligation to update the information included herein or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: July 22, 2024	By:	/s/ Jarrod Yahes
Jarrod Yahes
Chief Financial Officer